UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 23, 2015

Date of Report (Date of Earliest Event Reported)

STEINER LEISURE LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	0-28972	98-0164731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square

P.O. Box N-9306

Nassau, The Bahamas

(Address of principal executive offices) (Zip Code)

(242) 356-0006

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of the shareholders of Steiner Leisure Limited (the “Company”) held on November 23, 2015, the shareholders approved the proposal to authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 20, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among Steiner Leisure Limited, Nemo Parent, Inc. and Nemo Merger Sub, Inc. and the form of the articles of merger contained therein. The shareholders did not approve the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger contemplated by the Merger Agreement.

As of the close of business on October 21, 2015, the record date for the special meeting, there were 12,838,636 common shares outstanding and entitled to vote at the special meeting. Each common share was entitled to one vote. The holders of 10,521,180 common shares were present at the special meeting, either in person or represented by proxy, constituting a quorum. Each of the proposals is described in detail in the Company’s definitive proxy statement, dated October 21, 2015, which was filed with the U.S. Securities and Exchange Commission on October 21, 2015, and first mailed to the Company’s shareholders on or about October 22, 2015. Set forth below are the final voting results of each of the proposals.

Proposal 1. Authorization, approval and adoption of the Merger Agreement and the form of the articles of merger contained therein.

For	Against	Abstain
10,279,175	239,321	2,684

There were no broker non-votes with respect to this proposal.

Proposal 2. Non-binding advisory vote to approve merger-related compensation to our named executive officers.

For	Against	Abstain
5,060,893	5,383,473	76,814

There were no broker non-votes with respect to this proposal.

Since there were sufficient votes represented at the special meeting to approve the proposal to authorize, approve and adopt the Merger Agreement and the form of the articles of merger contained therein, the proposal to adjourn the special meeting to permit the further solicitation of proxies to authorize, approve and adopt the Merger Agreement and the form of the articles of merger contained therein was moot and therefore not presented or voted on.

Item 8.01 Other Events.

On November 23, 2015, the Company issued a press release announcing that shareholders voted to approve the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company, dated November 23, 2015

Forward-Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger Agreement; (ii) the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed Merger, including the receipt of other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: November 23, 2015	By:	/s/ Leonard I. Fluxman
	Name:	Leonard I. Fluxman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release issued by the Company, dated November 23, 2015